Exhibit 21.1

Subsidiaries of the Registrant

The subsidiaries of the Registrant, excluding those which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of July 31, 2015, are:

2700 Real Estate Holdings, LLC (an Indiana limited liability company)

Airstream, Inc. (a Nevada corporation)

Bison Horse Trailers, LLC dba Bison Coach (an Indiana limited liability company)

Cruiser RV, LLC (an Indiana limited liability company)

DRV, LLC (an Indiana limited liability company)

DS Corp. dba CrossRoads RV (an Indiana corporation)

Heartland Recreational Vehicles, LLC (an Indiana limited liability company)

Keystone RV Company (a Delaware corporation)

K.Z., Inc. (an Indiana corporation)

Milford Property, LLC (an Indiana limited liability company)

Motorized Real Estate, LLC (an Indiana limited liability company)

Postle Operating, LLC (a Delaware limited liability company)

Postle Reflex, LLC (a Delaware limited liability company)

Temple Operating, LLC (a Delaware limited liability company)

Thor Livin’ Lite, Inc. dba Livin’ Lite RV, Inc. (an Indiana corporation)

Thor Motor Coach, Inc. (a Delaware corporation)

Thor Tech, Inc. (a Nevada corporation)

Thor Wakarusa LLC (an Indiana limited liability company)

Towable Holdings, Inc. (a Delaware corporation)